First Quarter 2019 Earnings Conference Call April 18, 2019 Kelly S. King Chairman and Chief Executive Officer Daryl N. Bible Chief Financial Officer

Forward-Looking Information This presentation contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, regarding the financial condition, results of operations, business plans and the future performance of BB&T. Forward- looking statements are not based on historical facts but instead represent management's expectations and assumptions regarding BB&T's business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances difficult to predict. BB&T's actual results may differ materially from those contemplated by the forward-looking statements. Words such as "anticipates," "believes," "estimates," "expects," "forecasts," "intends," "plans," "projects," "may," "will," "should," "could," and other similar expressions are intended to identify these forward-looking statements. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. While there is no assurance any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation, as well as the risks and uncertainties more fully discussed under Item 1A-Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2018 and in any of BB&T’s subsequent filings with the Securities and Exchange Commission: = risks, uncertainties and other factors relating to the merger of SunTrust with and into BB&T, including the ability to obtain regulatory approvals and meet other closing conditions to the merger, including approval of the merger by BB&T shareholders and SunTrust shareholders and delay in closing the merger; = general economic or business conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, slower deposit and/or asset growth, and a deterioration in credit quality and/or a reduced demand for credit, insurance or other services; = disruptions to the national or global financial markets, including the impact of a downgrade of U.S. government obligations by one of the credit ratings agencies, the economic instability and recessionary conditions in Europe; = changes in the interest rate environment, including interest rate changes made by the Federal Reserve, as well as cash flow reassessments may reduce net interest margin and/or the volumes and values of loans and deposits as well as the value of other financial assets and liabilities; = competitive pressures among depository and other financial institutions may increase significantly; = legislative, regulatory or accounting changes, including changes resulting from the adoption and implementation of the Dodd-Frank Act may adversely affect the businesses in which BB&T is engaged; = local, state or federal taxing authorities may take tax positions that are adverse to BB&T; = a reduction may occur in BB&T's credit ratings; = adverse changes may occur in the securities markets; = competitors of BB&T may have greater financial resources or develop products that enable them to compete more successfully than BB&T and may be subject to different regulatory standards than BB&T; = cybersecurity risks could adversely affect BB&T's business and financial performance or reputation, and BB&T could be liable for financial losses incurred by third parties due to breaches of data shared between financial institutions; = higher-than-expected costs related to information technology infrastructure or a failure to successfully implement future system enhancements could adversely impact BB&T's financial condition and results of operations and could result in significant additional costs to BB&T; = natural or other disasters, including acts of terrorism, could have an adverse effect on BB&T, materially disrupting BB&T's operations or the ability or willingness of customers to access BB&T's products and services; = costs related to the integration of the businesses of BB&T and its merger partners may be greater than expected; = failure to execute on strategic or operational plans, including the ability to successfully complete and/or integrate mergers and acquisitions or fully achieve expected cost savings or revenue growth associated with mergers and acquisitions within the expected time frames could adversely impact financial condition and results of operations; = significant litigation and regulatory proceedings could have a material adverse effect on BB&T; = unfavorable resolution of legal proceedings or other claims and regulatory and other governmental investigations or other inquiries could result in negative publicity, protests, fines, penalties, restrictions on BB&T's operations or ability to expand its business and other negative consequences, all of which could cause reputational damage and adversely impact BB&T's financial conditions and results of operations; = risks resulting from the extensive use of models; = risk management measures may not be fully effective; = deposit attrition, customer loss and/or revenue loss following completed mergers/acquisitions may exceed expectations; and = widespread system outages, caused by the failure of critical internal systems or critical services provided by third parties, could adversely impact BB&T's financial condition and results of operations. Non-GAAP Information This presentation contains financial information and performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America ("GAAP"). BB&T's management uses these "non-GAAP" measures in their analysis of the Corporation's performance and the efficiency of its operations. Management believes these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant items in the current period. The company believes a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. BB&T's management believes investors may find these non-GAAP financial measures useful. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Below is a listing of the types of non-GAAP measures used in this presentation: = The adjusted efficiency ratio is non-GAAP in that it excludes securities gains (losses), amortization of intangible assets, merger-related and restructuring charges and other selected items. BB&T's management uses this measure in their analysis of the Corporation's performance. BB&T's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. = Tangible common equity and related measures are non-GAAP measures that exclude the impact of intangible assets, net of deferred taxes, and their related amortization. These measures are useful for evaluating the performance of a business consistently, whether acquired or developed internally. BB&T's management uses these measures to assess the quality of capital and returns relative to balance sheet risk and believes investors may find them useful in their analysis of the Corporation. In 1Q19, the calculation of tangible common shareholder's equity was updated to include the impact of deferred taxes on intangible assets. Prior periods have been adjusted to conform to the new presentation. = Core net interest margin is a non-GAAP measure that adjusts net interest margin to exclude the impact of purchase accounting. The interest income and average balances for PCI loans are excluded in their entirety as the accounting for these loans can result in significant and unusual trends in yields. The purchase accounting marks and related amortization for a) securities acquired from the FDIC in the Colonial Bank acquisition and b) non-PCI loans, deposits and long-term debt acquired from Susquehanna and National Penn are excluded to approximate their yields at the pre-acquisition rates. BB&T's management believes the adjustments to the calculation of net interest margin for certain assets and liabilities acquired provide investors with useful information related to the performance of BB&T's earning assets. = The adjusted diluted earnings per share is non-GAAP in that it excludes merger-related and restructuring charges and other selected items, net of tax. BB&T's management uses this measure in their analysis of the Corporation's performance. BB&T's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. = The adjusted operating leverage ratio is non-GAAP in that it excludes securities gains (losses), amortization of intangible assets, merger-related and restructuring charges and other selected items. BB&T's management uses this measure in their analysis of the Corporation's performance. BB&T's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. = The adjusted performance ratios are non-GAAP in that they exclude merger-related and restructuring charges and, in the case of return on average tangible common shareholders' equity, amortization of intangible assets. BB&T's management uses these measures in their analysis of the Corporation's performance. BB&T's management believes these measures provide a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. = EBITDA is a non-GAAP measurement of operating profitability that is calculated by adding back interest, taxes, deprecation and amortization to net income. BB&T's management also adds back merger-related and restructuring charges when calculating adjusted EBITDA. BB&T's management uses this measure in its analysis of the Corporation's Insurance Holdings segment. BB&T's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. A reconciliation of these non-GAAP measures to the most directly comparable GAAP measure is included in the Appendix. Capital ratios are preliminary.

Additional Statements Additional Information about the Merger and Where to Find It In connection with the proposed merger with SunTrust, BB&T has filed with the SEC a registration statement on Form S-4 to register the shares of BB&T’s capital stock to be issued in connection with the merger. The registration statement includes a joint proxy statement/prospectus which will be sent to the shareholders of BB&T and SunTrust seeking their approval of the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM S-4, THE JOINT PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION BECAUSE THESE DOCUMENTS DO AND WILL CONTAIN IMPORTANT INFORMATION ABOUT BB&T, SUNTRUST, AND THE PROPOSED TRANSACTION. Investors and security holders may obtain copies of these documents free of charge through the website maintained by the SEC at www.sec.gov or from BB&T at its website, www.bbt.com, or from SunTrust at its website, www.suntrust.com. Documents filed with the SEC by BB&T will be available free of charge by accessing BB&T’s website at http://bbt.com/ under the tab “About BB&T” and then under the heading “Investor Relations” or, alternatively, by directing a request by telephone or mail to BB&T Corporation, 200 West Second Street, Winston-Salem, North Carolina, (336) 733-3065, and documents filed with the SEC by SunTrust will be available free of charge by accessing SunTrust’s website at http://suntrust.com/ under the tab “Investor Relations,” and then under the heading “Financial Information” or, alternatively, by directing a request by telephone or mail to SunTrust Banks, Inc., 303 Peachtree Street, N.E., Atlanta, Georgia 30308, (877) 930-8971. Participants in the Solicitation BB&T, SunTrust and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of BB&T and SunTrust in connection with the proposed transaction under the rules of the SEC. Certain information regarding the interests of these participants and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the joint proxy statement/prospectus regarding the proposed transaction when it becomes available. Additional information about BB&T, and its directors and executive officers, may be found in the definitive proxy statement of BB&T relating to its 2019 Annual Meeting of Shareholders filed with the SEC on March 19, 2019, and other documents filed by BB&T with the SEC. Additional information about SunTrust, and its directors and executive officers, may be found in the definitive proxy statement of SunTrust relating to its 2019 Annual Meeting of Shareholders filed with the SEC on March 8, 2019, and other documents filed by SunTrust with the SEC. These documents can be obtained free of charge from the sources described above.

2019 first quarter performance highlights[1]

BB&T

Growing Earnings	▪ Net income[2] was $749 million, up 0.5% vs. 1Q18; net income[2] excluding merger-related and restructuring charges was a record $813 million, up 6.0% vs 1Q18 ▪ Diluted EPS was $0.97, up 3.2% vs. 1Q18; adjusted diluted EPS was a record $1.05, up 8.2% vs. 1Q18 ▪ ROA, ROCE and ROTCE were 1.43%, 11.08% and 18.36%, respectively; adjusted ROA, ROCE and ROTCE were 1.55%, 12.01% and 19.86%, respectively
Fee Income Impacts Revenue Momentum	▪ Taxable equivalent revenue was $2.9 billion, down 5.7% annualized from 4Q18 and up 3.0% vs. 1Q18 ▪ Loans held for investment averaged $148.1 billion, up 1.4% annualized vs. 4Q18 ▪ Reported NIM increased 2 bps to 3.51% and core NIM increased 4 bps to 3.44% vs. 4Q18 ▪ Insurance income was a record $510 million, up 19.2% annualized vs. 4Q18
Controlled Expenses	▪ GAAP efficiency ratio was 61.0% vs. 60.7% in 4Q18 ▪ Adjusted efficiency essentially flat at 56.6% vs. 56.5% in 4Q18 ▪ Adjusted noninterest expense[3] totaled $1.7 billion, down 4.7% annualized vs. 4Q18
Strong Credit Quality	▪ NPA ratio was 0.26%, flat vs. 4Q18 and a decrease of 4 bps vs. 1Q18 ▪ NCOs were 40 bps vs. 38 bps in 4Q18 and 41 bps in 1Q18
Strategic Highlights	▪ Announced BB&T and SunTrust to combine in merger of equals to create The Premier Financial Institution ▪ Suspended share repurchases in anticipation of the merger

1 Includes non-GAAP measures; refer to non-GAAP reconciliation in the attached Appendix for adjusted measures
2 Net income available to common shareholders
3 Adjusted noninterest expense excludes merger-related and restructuring charges and selected items listed on page 15 of the Quarterly Performance Summary

4

Selected item affecting earnings Diluted EPS ($ in millions, except per share impact) Pre-Tax After-TaxDiluted EPSImpact Pre -Tax After Tax Impact Merger-related and restructuring charges $ (80) $ (64) $ (0.08) 5

Strong C&I and Residential Mortgage loan growth Average Loans Held for Investment Average Loans Held for Investment ($ in billions) ($ in millions) 1Q19 v. 4Q18 $150.0 $147.5 $148.1 $146.2 1Q19 Annualized $144.1 $142.9 Average Increase Balance (Decrease) $140.0 Commercial: C&I $ 61,370 5.5% $130.0 CRE 20,905 (7.5) 1Q18 2Q18 3Q18 4Q18 1Q19 Leasing 2,021 6.3 Subtotal-commercial 84,296 2.2 ▪ Loans held for investment increased $522 million vs. 4Q18 Retail: ▪ Experienced solid loan growth vs. 4Q18 in several portfolios: Residential mortgage 31,370 3.5 Direct 11,493 (3.7) C&I Leasing Indirect 17,337 (2.3) Corporate Banking Equipment Finance Subtotal-retail 60,200 0.4 Community Banking Revolving credit Revolving credit 3,110 5.3 Equipment Finance Bankcard - retail PCI 455 (25.9) Commercial Equip. Capital Bankcard - business Total $ 148,061 1.4% ▪ C&I loan growth impacted by seasonal decline in Mortgage Warehouse Lending and Premium Finance ▪ Indirect loan growth impacted by seasonal decline in Sheffield Financial ▪ CRE loans decreased across all categories 6

Interest-bearing deposits support total deposit growth



Average Total Deposits
($ in billions)
$160.0
$140.0
$120.0
$157.1
$157.7
$157.3
$157.8
$160.0
0.46%
0.57%
0.66%
0.78%
0.95%
0.30%
0.37%
0.43%
0.52%
0.64%
1.10%
0.90%
0.70%
0.50%
0.30%
0.10%
1Q18
2Q18
3Q18
4Q18
1Q19
Total Deposits
IBD Cost
Total Deposit Cost



Average Noninterest-Bearing Deposits
($ in billions)
$55.0
$52.5
$50.0
$53.4
$54.0
$54.2
$53.7
$52.3
1Q18
2Q18
3Q18
4Q18
1Q19

Average Deposits
($ in millions)

	1Q19 Average Balance	1Q19 v. 4Q18 Annualized Increase (Decrease)
Noninterest-bearing deposits	$ 52,283	(10.9)%
Interest checking	27,622	10.6
Money market & savings	63,325	6.9
Subtotal	**$ 143,230**	**0.9 %**
Time deposits	16,393	47.3
Foreign office deposits – interest-bearing	422	NM
Total deposits	**$ 160,045**	**5.7 %**

- Total deposits averaged $160.0 billion, an increase of $2.2 billion vs. 4Q18
  - Personal 48.6% of total
  - Business 38.4% of total
  - Public funds 7.3% of total
  - Other 5.7% of total
- Interest bearing deposits drove the overall growth in deposits due to increases in commercial banking, corporate banking and wealth
- Noninterest-bearing deposits decreased 2.1% vs 1Q18
- The percentage of noninterest-bearing deposits to total deposits was 32.7% compared to 34.0% in 4Q18 and 34.0% in 1Q18
- The cost of interest-bearing deposits was 0.95%, up 17 bps vs. 4Q18
- The cost of total deposits was 0.64%, up 12 bps vs. 4Q18

7

Asset quality remains excellent Annualized Net Charge-offs / Average Loans ▪ Credit quality results reflect seasonality 0.60% – Net charge-offs totaled $147 million, up 2 bps as a percent of average loans vs. 4Q18 and down 1 bp 0.41% 0.38% 0.40% vs. 1Q18 0.40% 0.35% 0.30% – Loans 90 days or more past due and still accruing as a percent of loans and leases decreased 2 bps 0.20% vs. 4Q18 and decreased 5 bps vs. 1Q18 – Loans 30-89 days past due and still accruing as a percent of loans and leases decreased 6 bps vs. 0.00% 4Q18 and increased 7 bps vs. 1Q18 1Q18 2Q18 3Q18 4Q18 1Q19 Total Nonperforming Assets / Total Assets 0.60% ▪ NPAs remain historically low – NPA ratio is lower than levels in 2006 and flat vs. 4Q18 0.40% 0.30% 0.28% 0.27% 0.26% 0.26% 0.20% 0.00% 1Q18 2Q18 3Q18 4Q18 1Q19 8

Allowance coverage ratios remain strong ALLL Coverage Ratios ▪ Coverage ratios remain strong at 2.62x and 2.97x for the allowance to net charge-offs 3.49x 3.50x and NPLs, respectively ▪ The ALLL to loans ratio remained at 1.05% 3.05x 2.99x 2.97x – Excluding loans acquired in business 3.00x acquisitions, the ALLL to loans ratio was flat at 1.09% vs. 4Q18 2.55x 2.86x 2.74x 2.76x ▪ The total provision for credit losses was 2.50x 2.62x 2.49x $155 million for 1Q19; net charge-offs were $147 million, a reserve build of $8 million 2.00x 1Q18 2Q18 3Q18 4Q18 1Q19 ALLL to Annualized NCOs ALLL to NPLs HFI 9

Net interest margin increase reflects asset-sensitivity Net Interest Margin ▪ 1Q19 reported NIM increased 2 bps and core 3.51% NIM increased 4 bps vs. 4Q18 3.55% 3.47% 3.49% 3.44% 3.45% – Reported and core NIM increased 4 bps in 1Q19 3.45% from dividends on NQDCP assets 3.44% 3.35% 3.40% 3.37% – Total interest-bearing liabilities cost increased 13 3.34% 3.25% 3.32% bps in 1Q19 vs. 14 bps in 4Q18 3.15% – The increase in time deposits and money market 1Q18 2Q18 3Q18 4Q18 1Q19 and savings drove the increase in cost of interest- bearing liabilities Reported NIM Core NIM 1 Change in Net Interest Income ▪ Asset-sensitivity declined due to an increase 1.80% 1.22% in fixed rate assets and a decrease in 1.00% 1.04% 1.33% noninterest-bearing deposits -2.00% (3.17)% (3.89)% -5.00% (7.04)% (7.25)% -8.00% Down 200 Down 100 Up 100 Up 200 at 3/31/19 at 12/31/18 1 See non-GAAP reconciliations included in the attached Appendix 10

Record insurance income offset by declines in other fee categories

BB&T

Fee Income Ratio



45.0%
44.0%
43.0%
42.0%
41.0%
40.0%
41.9%
42.5%
42.3%
42.0%
41.5%
1Q18
2Q18
3Q18
4Q18
1Q19

- Insurance income was a record $510 million and increased $23 million from 4Q18 primarily due to seasonality and organic growth
  - Regions Insurance contributed $46 million to 1Q19 insurance income
  - Excluding Regions Insurance, insurance income was up 6.4% vs. 1Q18
- Investment banking and brokerage fees and commissions declined $28 million due to a slowdown following a strong 4Q18
- Mortgage banking income decreased $23 million primarily due to seasonally lower commercial mortgage and residential mortgage sales volume
- Service charges on deposits decreased $14 million due to fewer revenue days vs. 4Q18

Noninterest Income

($ in millions)[1]

	1Q19	1Q19 v. 4Q18 Increase (Decrease)	1Q19 v. 1Q18 Increase (Decrease)
Insurance income	$ 510	19.2 %	17.0%
Service charges on deposits	171	(30.7)	3.6
Investment banking and brokerage fees and commissions	111	(81.7)	(1.8)
Mortgage banking income	63	(108.5)	(36.4)
Trust and investment advisory revenues	68	(11.6)	(5.6)
Bankcard fees and merchant discounts	70	(21.9)	1.4
Checkcard fees	55	(7.2)	5.8
Operating lease income	35	—	(5.4)
Income from bank-owned life insurance	28	—	(9.7)
Securities gains (losses), net	—	NM	—
Other income	91	100.0	(14.2)
Total noninterest income	**$ 1,202**	**(10.8)%**	**1.9%**

- Other income increased $18 million vs. 4Q18, primarily due to NQDCP assets which is partly offset in higher personnel expense

1 Linked quarter percentages are annualized

11

BB&T

Strong expense management

Efficiency Ratio


70.0%
60.0%
50.0%
60.0%
59.7%
59.5%
60.7%
61.0%
57.3%
57.4%
57.3%
56.5%
56.6%
1Q18
2Q18
3Q18
4Q18
1Q19
GAAP
Adjusted[1]

- Adjusted noninterest expense was $1.7 billion, a decrease of $20 million vs. 4Q18
- Personnel expense decreased $9 million due to
  - An $11 million decrease in salary expense primarily due to 518 fewer FTEs
  - A $45 million decrease in incentive expense

  Partly offset by
  - A $27 million increase in NQDCP expense, which is offset in net interest income and other income
  - A $22 million increase due to the annual reset of employment taxes
- Professional services decreased $12 million primarily due to lower consultant expense

Noninterest Expense
($ in millions) [2]

	1Q19	1Q19 v. 4Q18 Increase (Decrease)	1Q19 v. 1Q18 Increase (Decrease)
Personnel expense	$ 1,087	(3.3)%	4.6%
Occupancy and equipment expense	187	(2.2)	(3.6)
Software expense	72	11.6	10.8
Outside IT services	30	(57.9)	(6.3)
Regulatory charges	18	—	(55.0)
Amortization of intangibles	32	(23.9)	(3.0)
Loan-related expense	25	—	(13.8)
Professional services	31	(113.2)	3.3
Merger-related and restructuring charges, net	80	21.3	185.7
Other expense	206	14.3	5.1
Total noninterest expense	**$ 1,768**	**(3.6)%**	**4.9%**
Adjusted noninterest expense[3]	**$ 1,688**	**(4.7)%**	**1.8%**

- Merger-related and restructuring charges of $80 million were up $4 million vs. 4Q18 and included costs associated with the merger of equals with SunTrust and severance and facility-related initiatives

1 Refer to the Appendix for appropriate reconciliations of non-GAAP financial measures
2 Linked quarter percentages are annualized
3 Excludes merger-related and restructuring charges and selected items listed on page 15 of the Quarterly Performance Summary

12

Capital, liquidity and payout ratio remain strong Common Equity Tier 1 ▪ 1Q19 dividend payout and total payout ratios 10.5% were 41.3% 10.3% ▪ Suspended share repurchases in 1Q19 10.2% 10.2% 10.2% 10.2% 10.0% ▪ Liquidity ratios remain strong 1 – Modified average LCR was 130% – Liquid asset buffer was 14.8% 9.5% 9.0% 1Q18 2Q18 3Q18 4Q18 1Q19 Current quarter regulatory capital information is preliminary 1 Modified average LCR calculated using a three month simple average, which BB&T began disclosing in the first quarter of 2019. Prior to the first quarter of 2019, BB&T disclosed the modified LCR as of period end. 13

Community Banking Retail and Consumer Finance Revenue ($ in millions) Average Loans5 ($ in billions) $1,320 $66.0 $65.9 $1,277 $1,303 $1,274 $62.8 $63.5 $65.4 $1,225 $2.9 $3.1 $3.1 $56 $58 $49 $2.8 $2.8 $68 $135 $5.6 $5.9 $5.9 $5.7 $77 $134 $135 $131 $5.3 $125 $115 $118 $105 $13.0 $13.1 $13.2 $99 $112 $13.1 $12.8 $11.7 $11.6 $11.5 $11.5 $11.4 $885 $922 $956 $968 $952 $29.9 $30.7 $32.1 $32.4 $32.5 1Q18 2Q18 3Q18 4Q18 1Q19 1Q18 2Q18 3Q18 4Q18 1Q19 n Net interest income n Service charges on deposits n Card fees1 n Mortgage6 n Direct Retail Lending n Dealer Retail Services n Mortgage banking income n Other n Sheffield + CEC n Bankcard Other Segment Highlights5 ($ in billions) Average Deposits ($ in billions) 1Q18 2Q18 3Q18 4Q18 1Q19 Loan yield 5.43% 5.51% 5.61% 5.68% 5.70% $78.3 $79.3 $78.7 $78.0 $78.4 Net charge-offs (% of avg. loans) 0.82 0.62 0.68 0.81 0.81 $16.3 $17.0 $17.0 $16.6 $16.7 Nonaccrual loans (% of EOP loans) 0.43 0.38 0.38 0.39 0.39 Cost of interest-bearing deposits 0.23% 0.28% 0.35% 0.43% 0.53% Cost of total deposits 0.19 0.22 0.27 0.34 0.42 Number of branches 2,047 1,967 1,958 1,879 1,871 $62.0 $62.3 $61.7 $61.4 $61.7 Retail mortgage originations2 $ 1.2 $ 1.4 $ 1.3 $ 1.1 $ 0.9 Retail committed line production3 1.5 1.8 1.7 1.6 1.5 Retail originations, excl. mortgage2 1.7 2.9 2.6 2.1 2.3 Purchases4 2.6 4.2 3.2 2.2 1.8 1Q18 2Q18 3Q18 4Q18 1Q19 n n Loans serviced for others (EOP) 88.7 88.5 88.3 87.3 86.1 Interest-bearing Noninterest-bearing 1 Includes bankcard fees and merchant discounts and checkcard fees 2 Production/origination amounts exclude portfolio acquisitions, line and revolving credit commitments 3 Committed line production includes credit line and revolving credit commitments 4 Purchases include portfolio acquisitions and mortgages acquired through correspondent channels 5 Excludes loans held for sale 6 Includes Residential Mortgage and Mortgage Warehouse Lending 14

Community Banking Commercial Revenue ($ in millions) Average Loans1 ($ in billions) $52.3 $52.6 $52.6 $52.6 $52.6 $703 $689 $655 $681 $2.0 $2.0 $2.1 $2.4 $2.4 $640 $50 $49 $48 $48 $46 $62 $62 $60 $60 $62 $19.7 $19.7 $19.6 $19.4 $19.1 $591 $534 $545 $571 $580 $30.6 $30.9 $30.9 $30.8 $31.1 1Q18 2Q18 3Q18 4Q18 1Q19 1Q18 2Q18 3Q18 4Q18 1Q19 n Net interest income n Service charges on deposits n Other n C&I, excl. Dealer Floor Plan n CRE n Dealer Floor Plan & other Other Segment Highlights1 ($ in millions) Average Deposits ($ in billions) 1Q18 2Q18 3Q18 4Q18 1Q19 $59.3 $59.1 $59.7 $59.7 $58.6 Loan yield 4.08% 4.23% 4.35% 4.51% 4.64% Net charge-offs (% of avg. loans) 0.11 0.03 0.03 0.06 0.07 Nonaccrual loans (% of EOP loans) 0.51 0.48 0.47 0.44 0.43 $34.5 $34.4 $34.6 $34.6 $33.2 Cost of interest-bearing deposits 0.52% 0.70% 0.83% 0.91% 1.06% Cost of total deposits 0.22 0.29 0.35 0.38 0.46 $24.8 $24.7 $25.1 $25.1 $25.4 C&I originations - commitments $ 2,887 $ 2,712 $ 2,217 $ 2,834 $ 2,244 CRE originations - commitments 1,103 1,783 1,822 1,723 1,393 1Q18 2Q18 3Q18 4Q18 1Q19 n n Dealer originations - commitments 199 179 251 187 116 Interest-bearing Noninterest-bearing 1 Excludes loans held for sale. 15

Financial Services and Commercial Finance

BB&T

Revenue ($ in millions)


$478
$80
$30
$113
$78
$177
1Q18
$491
$87
$31
$108
$77
$188
2Q18
$505
$87
$28
$116
$77
$197
3Q18
$534
$81
$28
$139
$75
$211
4Q18
$494
$85
$15
$111
$73
$210
1Q19
Net interest income
Mortgage banking income
Trust & investment advisory
Other
Investment banking & brokerage

Average Loans[2] ($ in billions)


$26.9
$1.9
$1.5
$1.7
$21.7
1Q18
$27.2
$1.9
$1.5
$1.9
$21.8
2Q18
$27.3
$1.9
$1.6
$1.9
$21.8
3Q18
$28.1
$2.0
$1.6
$1.9
$22.5
4Q18
$29.0
$2.0
$1.7
$1.8
$23.4
1Q19
C&I
Retail
CRE
Other
Commercial Leases

Other Segment Highlights[1, 2]

	1Q18	2Q18	3Q18	4Q18	1Q19
Loan yield	3.30%	3.56%	3.70%	3.94%	4.04%
Net charge-offs (% of avg. loans)	0.03	0.09	0.13	—	0.06
Nonaccrual loans (% of EOP loans)	0.24	0.20	0.14	0.10	0.13
Cost of interest-bearing deposits	0.79%	0.99%	1.18%	1.34%	1.53%
Cost of total deposits	0.71	0.90	1.07	1.22	1.40
C&I originations - commitments	$ 2,546	$ 2,195	$ 2,063	$ 3,779	$ 1,744
CRE originations - commitments	1,297	1,985	1,554	2,618	888
Invested assets noninterest income	$ 160	$ 161	$ 166	$ 165	$ 160
Invested assets ($ in billions)	161.7	164.1	167.8	159.6	162.2

Average Deposits ($ in billions)


$28.1
$2.6
$25.5
1Q18
$28.1
$2.5
$25.6
2Q18
$28.5
$2.6
$25.9
3Q18
$27.9
$2.5
$25.4
4Q18
$28.7
$2.4
$26.3
1Q19
Interest-bearing
Noninterest-bearing

1 $ in millions except invested assets.
2 Excludes loans held for sale.

16

Insurance Holdings

BB&T

Adjusted EBITDA[1] ($ in millions)



22.0%
23.7%
18.3%
24.5%
26.1%
$101
$120
$87
$127
$140
1Q18
2Q18
3Q18
4Q18
1Q19
Adjusted EBITDA[1]
Adjusted EBITDA Margin

Other Segment Highlights ($ in millions)

	1Q18	2Q18	3Q18	4Q18	1Q19
Total revenue	$ 459	$ 506	$ 475	$ 518	$ 538
Performance based comm.	$ 13	$ 14	$ 13	$ 19	$ 16
Net acquired revenue	$ —	$ —	$ 33	$ 35	$ 46
YoY organic revenue growth[2]	3.0%	5.2%	6.7%	9.5%	6.7%

Revenue ($ in millions)



$459
$19
$221
$219
$506
$19
$215
$272
$475
$19
$232
$224
$518
$19
$258
$241
$538
$21
$273
$244
1Q18
2Q18
3Q18
4Q18
1Q19
Wholesale
Retail
Premium Finance

1 EBITDA is a non-GAAP measurement of operating profitability that is calculated by adding back interest, taxes, deprecation and amortization to net income. BB&T's management also adds back merger-related and restructuring charges when calculating adjusted EBITDA. BB&T's management uses this measure in its analysis of the Corporation's Insurance Holdings segment. BB&T's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. See non-GAAP reconciliations included in the attached Appendix.

2 Organic commission and fee revenue excludes performance based commissions, revenue from acquisitions within the previous 12 months, non-commission revenues and is further adjusted for insurance commissions recognized in other segments and the impacts from changes in accounting policies.

17

Strong Fee Income Performance – Insurance Holdings Revenue ($ in millions) ▪ Strong results across all lines of 17.2% business $538 $459 ▪ July 2018 acquisition of Regions Insurance Group (RIG) added $46M in revenue and continues to meet expectations ▪ YoY new business up 8% with ongoing 1Q18 1Q19 > high retention rates 1 Organic Growth ▪ Economic fundamentals favorable for growth 6.7% +370bps ▪ P&C market conditions are stable to improving with pockets of tightening in 3.0% commercial lines 1Q18 1Q19 1 Organic commission and fee revenue excludes performance based commissions, revenue from acquisitions within the previous 12 months, non-commission revenues and is further adjusted for insurance commissions recognized in other segments and the impacts from changes in accounting policies. 18

Strong Fee Income Performance – Insurance Holdings Adjusted EBITDA1 ($ in millions) ▪ Continued focus on enhancing margin 38.6% profile with improved performance across all lines of business $140 $101 ▪ Exceeding RIG synergies cost savings ▪ Organic growth and strong expense control driving margin expansion 1Q18 1Q19 ▪ Optimizing operations and > differentiating with data and analytics 1 Adjusted EBITDA Margin to improve customer experience 26.1% 22.0% +410bps 1Q18 1Q19 1 EBITDA is a non-GAAP measurement of operating profitability that is calculated by adding back interest, taxes, deprecation and amortization to net income. BB&T's management also adds back merger-related and restructuring charges when calculating adjusted EBITDA. BB&T's management uses this measure in its analysis of the Corporation's Insurance Holdings segment. BB&T's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. See non-GAAP reconciliations included in the attached Appendix. 19

2Q19 and full-year 2019 outlook Category 2Q19 Average total loans held for investment Up 4% - 6% annualized vs. 1Q19 Credit quality NCOs expected to be 35 - 45 bps Net interest margin GAAP and Core NIM down 4 - 6 bps vs. 1Q19 Noninterest income1 Up 5% - 7% vs. 2Q18 Expenses1,2 Flat to up 2% vs. 2Q18 Effective tax rate 20% - 21% Category Full-year 2019 Average total loans held for investment Up 2% - 4% vs. 2018 Credit quality NCOs expected to be 30 - 50 bps Revenue2,3 Up 2% - 4% vs. 2018 Expenses1,2 Flat vs. 2018 Effective tax rate 20% 1 Includes Regions Insurance Group 2 Excludes merger-related and restructuring charges and selected items listed on page 15 of the Quarterly Performance Summary 3 Taxable-equivalent 20

Merger of Equals Update

Highly Synergistic; Financially Compelling; Transformative

Momentum Established

- New Executive Management Team (E14) meeting weekly since late February to guide organizational design and oversee integration process
- Integration planning has commenced
  - Named integration leads across businesses and functions
  - Engaged third-party consultants
  - Significant focus on risk oversight to govern integration process
- Merger applications and registration statement/ merger proxy statement filed in early March
- Engaged leading brand agency (Interbrand) for brand/naming process
- Foundational work for new, integrated culture underway with teammate / associate engagement
- Held listening session meetings with community organizations in various cities

Next Steps

- FRB/FDIC public hearings in Charlotte (4/25) and Atlanta (5/3)
- Submit joint capital plan / stress test (May)
- Name additional business leads for top levels of leadership (2Q)
- Announce new name and brand (targeting late 2Q)
- Finalize divestiture commitments and undertake marketing process
- Shareholder vote (targeting early 3Q)

Continued confidence in achieving ~$1.6bn of cost synergies (net of investments)

21

Appendix

Supplemental information

Purchase accounting summary

(Dollars in millions)

	Acc. Yield Acquired Loans[1]	Non-PCI Loans[2]	PA Mark Liabilities[3]	Securities[4]
Balance, December 31, 2018	$ (298)	$ (101)	$ (14)	$ (365)
Net interest income:				
Normal accretion/amortization	17	7	2	1
Cash recoveries/early payoffs	3	4	—	3
Total net interest income	20	11	2	4
Other	(9)	—	—	—
Balance, March 31, 2019	$ (287)	$ (90)	$ (12)	$ (361)
NBV/amortized cost of related assets (liabilities) at March 31, 2019	$ 441	$ 5,837	$ (307)	$ 272

1 Accretable yield represents the difference between total expected cash flows and the carrying value of the related loan pools. It is recognized using level-yield method over the remaining expected life of the pools (subject to future cash-flow reassessments). Includes all PCI loans and other loans acquired from Colonial that are accounted for under ASC 310-30.

2 Purchase accounting loan marks on Susquehanna and National Penn non-PCI loans represents the total mark, including credit and interest, and are recognized using level-yield method over the remaining life of the individual loans or recognized in full in the event of prepayment. Not subject to future cash flow reassessments.

3 Purchase accounting marks on liabilities represents interest rate marks on Susquehanna and National Penn time deposits and long-term debt and are recognized using level-yield method over the term of the liability.

4 Purchase accounting securities marks represents securities acquired in the Colonial acquisition and are recognized using level-yield method over the contractual maturity of the underlying securities. The mark is also used for payment shortfalls and credit losses.

A-1

Non-GAAP reconciliations

Efficiency ratio

(Dollars in millions)

	Quarter Ended				
	March 31 2019	Dec. 31 2018	Sept. 30 2018	June 30 2018	March 31 2018
Efficiency ratio numerator - noninterest expense - GAAP	$ 1,768	$ 1,784	$ 1,742	$ 1,720	$ 1,686
Amortization of intangibles	(32)	(34)	(33)	(31)	(33)
Merger-related and restructuring charges, net	(80)	(76)	(18)	(24)	(28)
Efficiency ratio numerator - adjusted	$ 1,656	$ 1,674	$ 1,691	$ 1,665	$ 1,625
Efficiency ratio denominator - revenue[1] - GAAP	$ 2,898	$ 2,940	$ 2,926	$ 2,879	$ 2,813
Taxable equivalent adjustment	24	24	27	22	23
Securities (gains) losses, net	—	(2)	—	(1)	—
Efficiency ratio denominator - adjusted	$ 2,922	$ 2,962	$ 2,953	$ 2,900	$ 2,836
Efficiency ratio - GAAP	**61.0%**	**60.7%**	**59.5%**	**59.7%**	**60.0%**
Efficiency ratio - adjusted[2]	**56.6**	**56.5**	**57.3**	**57.4**	**57.3**

1 Revenue is defined as net interest income plus noninterest income.

2 The adjusted efficiency ratio is non-GAAP in that it excludes securities gains (losses), amortization of intangible assets, merger-related and restructuring charges and other selected items. BB&T's management uses this measure in their analysis of the Corporation's performance. BB&T's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges.

A-2

Non-GAAP reconciliations

Calculations of tangible common equity and related measures

(Dollars in millions, except per share data, shares in thousands)

	As of / Quarter Ended				
	March 31 2019	Dec. 31 2018	Sept. 30 2018	June 30 2018	March 31 2018
Common shareholders' equity	$ 27,770	$ 27,069	$ 26,895	$ 26,727	$ 26,559
Less: Intangible assets, net of deferred taxes	10,326	10,360	10,407	10,052	10,084
Tangible common shareholders' equity[1]	$ 17,444	$ 16,709	$ 16,488	$ 16,675	$ 16,475
Outstanding shares at end of period	765,920	763,326	770,620	774,447	779,752
Common shareholders' equity per common share	**$ 36.26**	**$ 35.46**	**$ 34.90**	**$ 34.51**	**$ 34.06**
Tangible common shareholders' equity per common share[1]	**22.78**	**21.89**	**21.40**	**21.53**	**21.13**
Net income available to common shareholders	$ 749	$ 754	$ 789	$ 775	$ 745
Plus amortization of intangibles, net of tax	25	25	26	24	24
Tangible net income available to common shareholders[1]	$ 774	$ 779	$ 815	$ 799	$ 769
Average common shareholders' equity	$ 27,432	$ 26,860	$ 26,782	$ 26,483	$ 26,428
Less: Average intangible assets, net of deferred taxes	10,343	10,391	10,409	10,068	10,101
Average tangible common shareholders' equity[1]	$ 17,089	$ 16,469	$ 16,373	$ 16,415	$ 16,327
Return on average common shareholders' equity	**11.08%**	**11.14%**	**11.69%**	**11.74%**	**11.43%**
Return on average tangible common shareholders' equity[1]	**18.36**	**18.77**	**19.74**	**19.52**	**19.11**

1 Tangible common equity and related measures are non-GAAP measures that exclude the impact of intangible assets, net of deferred taxes, and their related amortization. These measures are useful for evaluating the performance of a business consistently, whether acquired or developed internally. BB&T's management uses these measures to assess the quality of capital and returns relative to balance sheet risk and believes investors may find them useful in their analysis of the Corporation. In 1Q19, the calculation of tangible common shareholder's equity was updated to include the impact of deferred taxes on intangible assets. Prior periods have been adjusted to conform to the new presentation.

A-3

Non-GAAP reconciliations

Core NIM

(Dollars in millions)

	Quarter Ended				
	March 31 2019	Dec. 31 2018	Sept. 30 2018	June 30 2018	March 31 2018
Net interest income - GAAP	$ 1,696	$ 1,705	$ 1,687	$ 1,657	$ 1,633
Taxable-equivalent adjustment	24	24	27	22	23
Net interest income - taxable-equivalent	1,720	1,729	1,714	1,679	1,656
Interest income - PCI loans	(20)	(26)	(26)	(26)	(30)
Accretion of mark on Susquehanna and National Penn non-PCI loans	(11)	(15)	(18)	(18)	(22)
Accretion of mark on Susquehanna and National Penn liabilities	(2)	(2)	(2)	(4)	(5)
Accretion of mark on securities acquired from FDIC	(4)	(2)	(3)	(7)	—
Net interest income - core[1]	$ 1,683	$ 1,684	$ 1,665	$ 1,624	$ 1,599
Average earning assets - GAAP	$ 197,721	$ 197,213	$ 196,200	$ 195,094	$ 194,530
Average balance - PCI loans	(455)	(486)	(518)	(559)	(631)
Average balance - mark on Susquehanna and National Penn non-PCI loans	95	108	125	143	163
Average balance - mark on securities acquired from FDIC	363	366	368	373	372
Average earning assets - core[1]	$ 197,724	$ 197,201	$ 196,175	$ 195,051	$ 194,434
Annualized net interest margin:					
Reported - taxable-equivalent	**3.51%**	**3.49%**	**3.47%**	**3.45%**	**3.44%**
Core[1]	**3.44**	**3.40**	**3.37**	**3.34**	**3.32**

1 Core net interest margin is a non-GAAP measure that adjusts net interest margin to exclude the impact of purchase accounting. The interest income and average balances for PCI loans are excluded in their entirety as the accounting for these loans can result in significant and unusual trends in yields. The purchase accounting marks and related amortization for a) securities acquired from the FDIC in the Colonial Bank acquisition and b) non-PCI loans, deposits and long-term debt acquired from Susquehanna and National Penn are excluded to approximate their yields at the pre-acquisition rates. BB&T's management believes the adjustments to the calculation of net interest margin for certain assets and liabilities acquired provide investors with useful information related to the performance of BB&T's earning assets.

A-4

Non-GAAP reconciliations Diluted EPS (Dollars in millions, except per share data, shares in thousands) Quarter Ended March 31 Dec. 31 Sept. 30 June 30 March 31 2019 2018 2018 2018 2018 Net income available to common shareholders - GAAP $ 749 $ 754 $ 789 $ 775 $ 745 Merger-related and restructuring charges 64 59 13 17 22 Securities gains (losses), net — (1) — (1) — Net income available to common shareholders - adjusted1 $ 813 $ 812 $ 802 $ 791 $ 767 Weighted average shares outstanding - diluted 774,071 775,402 781,867 785,750 791,005 Diluted EPS - GAAP $ 0.97 $ 0.97 $ 1.01 $ 0.99 $ 0.94 Diluted EPS - adjusted1 1.05 1.05 1.03 1.01 0.97 1 The adjusted diluted earnings per share is non-GAAP in that it excludes merger-related and restructuring charges and other selected items, net of tax. BB&T's management uses this measure in their analysis of the Corporation's performance. BB&T's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. A-5

Non-GAAP reconciliations

Operating leverage[1]

(Dollars in millions)

	Quarter Ended			% Growth 1Q19 vs.	
	March 31 2019	Dec. 31 2018	March 31 2018	4Q18 (annualized)	1Q18
Revenue[2] - GAAP	$ 2,898	$ 2,940	$ 2,813	(5.8)%	3.0%
Taxable equivalent adjustment	24	24	23		
Securities (gains) losses, net	—	(2)	—		
Revenue[2] - adjusted	$ 2,922	$ 2,962	$ 2,836	(5.5)%	3.0%
Noninterest expense - GAAP	$ 1,768	$ 1,784	$ 1,686	(3.6)%	4.9%
Amortization of intangibles	(32)	(34)	(33)		
Merger-related and restructuring charges, net	(80)	(76)	(28)		
Noninterest expense - adjusted	$ 1,656	$ 1,674	$ 1,625	(4.4)%	1.9%
Operating leverage - GAAP				**(2.2)%**	**(1.9)%**
Operating leverage - adjusted[3]				**(1.1)**	**1.1 %**

1 Operating leverage is defined as percentage growth in revenue growth less percentage growth in noninterest expense.
2 Revenue is defined as net interest income plus noninterest income.
3 The adjusted operating leverage ratio is non-GAAP in that it excludes securities gains (losses), amortization of intangible assets, merger-related and restructuring charges and other selected items. BB&T's management uses this measure in their analysis of the Corporation's performance. BB&T's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges.

A-6

Non-GAAP reconciliations Performance ratios (Dollars in millions, except per share data, shares in thousands) Quarter Ended March 31, 2019 Common Tangible Assets Equity Common Equity2 Net income - GAAP $ 798 Net income available to common shareholders - GAAP $ 749 $ 749 Merger-related and restructuring charges 64 64 64 Amortization of intangibles, net of tax — — 25 Numerator - adjusted1 $ 862 $ 813 $ 838 Average assets $ 225,573 Average common shareholders' equity $ 27,432 $ 27,432 Plus: Estimated impact of adjustments on denominator — 32 32 Less: Average intangible assets, net of deferred taxes (10,343) Denominator - adjusted1 $ 225,573 $ 27,464 $ 17,121 Reported ratio 1.43% 11.08% 18.36% Adjusted ratio 1.55 12.01 19.86 1 The adjusted performance ratios are non-GAAP in that they exclude merger-related and restructuring charges and, in the case of return on average tangible common shareholders' equity, amortization of intangible assets. BB&T's management uses these measures in their analysis of the Corporation's performance. BB&T's management believes these measures provide a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. 2 Tangible common equity - reported ratio is a non-GAAP measure. See the non-GAAP reconciliation on page A-3 A-7

Non-GAAP reconciliations

Insurance Holdings Adjusted EBITDA

(Dollars in millions)

	Quarter Ended				
	March 31 2019	Dec. 31 2018	Sept. 30 2018	June 30 2018	March 31 2018
Segment net interest income	$ 23	$ 22	$ 23	$ 22	$ 20
Noninterest income	515	496	452	484	439
Total revenue	$ 538	$ 518	$ 475	$ 506	$ 459
Segment net income (loss) - GAAP	$ 88	$ 77	$ 43	$ 73	$ 62
Provision (benefit) for income taxes	30	26	15	25	21
Depreciation & amortization	20	21	21	17	18
EBITDA	138	124	79	115	101
Merger-related and restructuring charges, net	2	3	8	5	—
Adjusted EBITDA[1]	$ 140	$ 127	$ 87	$ 120	$ 101
Adjusted EBITDA[1] margin	**26.1%**	**24.5%**	**18.3%**	**23.7%**	**22.0%**

1 EBITDA is a non-GAAP measurement of operating profitability that is calculated by adding back interest, taxes, deprecation and amortization to net income. BB&T's management also adds back merger-related and restructuring charges when calculating adjusted EBITDA. BB&T's management uses this measure in its analysis of the Corporation's Insurance Holdings segment. BB&T's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges.

A-8